 Exhibit 10.31

March 3, 2009

PHC, Inc. d/b/a Pioneer Behavioral Health
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC
200 Lake Street, Suite 102
Peabody, MA 01960
Attention:  Bruce A. Shear, President
Telecopy:  (978) 536-2677

Re:           Asset Purchase Agreement (the “Agreement”) dated as of January 12, 2009, by and among Premier Research International, LLC, a Delaware limited liability company (“Premier”), Premier Research Arizona, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Premier (the “Purchaser”), Pivotal Research Centers, Inc., a Delaware corporation (“PRC Inc.”), Pivotal Research Centers, LLC, an Arizona limited liability company (“PRC LLC,” and together with PRC Inc., the “Sellers”), and PHC, Inc., a Massachusetts corporation d/b/a Pioneer Behavioral Health and the parent entity of the Sellers (the “Parent”); First Amendment of the Agreement

Ladies and Gentlemen:

This letter agreement documents the amendment of the Agreement with respect to the matters set forth herein.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

1.           Outside Closing Date; Effective Date.

(a)           The parties hereto agree that the February 28, 2009 Outside Closing Date set forth in Section 7.5(c) hereby is replaced with “March 13, 2009.”

(b)           Notwithstanding the extension of the Outside Closing Date as set forth in Section 1(a) above, the effective time for all purposes of the consummation of the Acquisition hereby is amended by deleting the last sentence of Section 2.1 of the Agreement and replacing the same with the following:

“The effective time for all purposes of the consummation of the Acquisition shall be 12:01 a.m. (Phoenix, Arizona time) on February 28, 2009.”

2.           Additional Payment.  In consideration for, among other things, Parent and the Sellers’ agreeing to replace the Outside Closing Date as set forth in Section 1(a) of this letter agreement, and in addition to any other amounts owed under the Agreement, the Purchaser shall pay a non-refundable $200,000 deposit to the Sellers by wire transfer, to the Sellers’ account set forth in the Agreement, by 11AM EST on March 4, 2009.  At the Closing, such deposit shall be credited against the Closing Purchase Price.

Except as specifically set forth herein, the terms of the Agreement shall not otherwise be modified, changed or amended, and the Agreement shall otherwise remain in full force and effect in accordance with its terms.  This letter agreement is limited as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement.  This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same agreement.

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PHC, Inc. d/b/a Pioneer Behavioral Health
Pivotal Research Centers, Inc.
Pivotal Research Centers, LLC

Please indicate your agreement to the terms of this letter agreement by signing the duplicate copy of this letter agreement where indicated and returning a copy to Bernard Gallagher, Chief Development Officer, via fax at +44(0) 1344458314, with a copy to Carl J. Erhardt, Esq., Morris, Manning & Martin, LLP, via fax at 404-365-9532.

Very truly yours,

“PREMIER”:

PREMIER RESEARCH INTERNATIONAL, LLC

By: /s/ B. Gallagher
Name: B. Gallagher
Title:   Chief Development Officer

“PURCHASER”:

PREMIER RESEARCH ARIZONA, LLC

                                By: /s/ B. Gallagher
Name: B. Gallagher
Title:    Chief Development Officer

Acknowledged and Agreed as Aforesaid,
as of the date first written above.

PHC, INC. d/b/a PIONEER BEHAVIORAL HEALTH

By: /s/  Paula C, Wurts
Name:   Paula C. Wurts
Title:     CFO

PIVOTAL RESEARCH CENTERS, INC.

By: /s/  Paula C, Wurts
Name:   Paula C. Wurts
Title:     CFO

PIVOTAL RESEARCH CENTERS, LLC
By: /s/  Paula C, Wurts
Name:   Paula C. Wurts
Title:     CFO

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